Exhibit 10.1

FORM OF

INCENTIVE STOCK OPTION AGREEMENT

USED WITH

DOVER MOTORSPORTS, INC. 2004 STOCK INCENTIVE PLAN

OPTION AGREEMENT made as of the              day of                     ,              between DOVER MOTORSPORTS, INC., a Delaware corporation (hereinafter called “Company”), and                             , an employee of the Company, or one or more of its subsidiaries (hereinafter called the “Employee”).

WHEREAS, the Company desires to afford the Employee an opportunity to purchase shares of its Common Stock at the par value of $.10 per share (hereinafter called the “Common Stock”), pursuant to the terms and provisions of the Company’s 2004 Stock Incentive Plan (hereinafter called the “Plan”), and as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and Employee’s employment by the Company, the parties hereto agree as follows:

1. THE PLAN. This Option Agreement is made pursuant to and in accordance with the terms and provisions of the Plan. Anything in this Option Agreement to the contrary notwithstanding, the terms and provisions of the Plan, all of which are incorporated herein by reference, shall be controlling in the event of any inconsistency herewith.

2. GRANT OF OPTION. The Company hereby irrevocably grants to the Employee the right and option (hereinafter called the “Option”), to purchase all or any part of an aggregate of                      shares of Common Stock (subject to adjustment as provided in Paragraph 8 hereof), on the terms and conditions hereinafter set forth.

3. PURCHASE PRICE. The purchase price of the shares of the Common Stock covered by the Option shall be $                     per share (the “Option Price”).

4. TERM OF OPTION. The term of the Option shall be for a period of eight (8) full calendar years from the date hereof, subject to earlier termination as provided in Paragraph 7 hereof. The Option may be exercised, from time to time, but not after the expiration of eight (8) full calendar years from the date of this Agreement, in accordance with the following vesting schedule:

Anniversary Date of this Agreement	Percentage of Total Grant Exercisable	Number of Shares Exercisable	Cumulative Number of Shares Exercisable

The Option shall be exercised by the Employee by giving written notice to the Company specifying the number of full shares to be purchased. The Option price shall be paid in accordance with Paragraph 10 at the time of exercise and no shares shall be purchased if the Employee is not at the time of exercise in the employ of the Company, or a subsidiary, except as provided in Paragraph 7.

5. ADMINISTRATION. The Plan shall be administered by the Compensation and Stock Option Committee of the Board of Directors of the Company, hereinafter referred to as the “Committee”. The Committee is authorized and empowered to administer and interpret the Plan and this Option Agreement. Any interpretations of this Option Agreement or of the Plan made by the Committee shall be final and binding upon the parties hereto.

6. NON-TRANSFERABILITY. The Option shall not be assignable nor transferable except by Will or by the laws of descent and distribution, provided that this Section may be amended, at the sole and absolute discretion of the Committee, to permit certain transfers on such terms and conditions as it deems appropriate. During the lifetime of the Employee, the Option shall be exercisable only by the Employee. After the death of the Employee, the Option may be exercised prior to its termination as set forth in Paragraph 7 hereof, and shall not be subject to execution, attachment or other process.

7. TERMINATION. This Option may not be exercised by the Employee unless, at the time of the exercise, the Employee is in the employment of the Company, or a subsidiary, except as follows:

(a) Prior to the expiration of ninety (90) days from the date of the Employee’s termination of employment other than by reason of death;

(b) Prior to the expiration of one (1) year from the date of the Employee’s death if his death occurs not later than ninety (90) days after the Employee’s termination of employment; and

(c) Prior to the termination of the Plan pursuant to Section 16 of the Plan.

The termination of employment of an Employee by reason other than death shall not accelerate or otherwise affect the number of shares with respect to which this Option may be exercised, and this Option may only be exercised with respect to that number of shares subject thereto at the date of such termination. If the Employee’s termination of employment is by reason of death, then the number of shares with respect to which this Option may be exercised shall be accelerated such that, any conditions of the Plan or this Option notwithstanding, all unexercised shares subject to this Option shall be exercisable as otherwise herein provided. In such event, the Option may be exercised by a legatee or legatees of the Employee mentioned in the Employee’s Last Will and Testament, or by the Employee’s personal representatives or distributees, provided, notice of exercise of the Option is given to the Company by such person within one (1) year following the date of Employee’s death.

8. CHANGE IN CAPITALIZATION. If there are any changes in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether such changes have been occasioned by declaration of stock dividend, stock split-ups, reclassifications or recapitalizations of such stock, or because the Company has merged or consolidated with some other corporation (and provided this Option does not thereby become terminated pursuant to Section 9 hereof), or for any other reason whatsoever, then the number and kind of shares then subject to this Option and the price to be paid therefore shall be proportionately adjusted by the Committee to whatever extent the Committee determines that any such change equitably requires an adjustment. In no case shall the Company be required to sell a fractional share of Common Stock, and the total adjustment as set forth above shall be limited accordingly.

9. MERGERS OR CONSOLIDATIONS. If the Company at any time should elect to dissolve, undergo a reorganization or split-up of its stock or merge or consolidate with any other corporation and the Company is not the surviving corporation, then (unless in the case of a reorganization, stock split-up, merger or consolidation, one or more of the surviving corporations assumes the options under the Plan or issues substitute options in place thereof) each Employee holding outstanding options not yet exercised shall be notified of his right to exercise such options to the extent then exercisable prior to such dissolution, reorganization, stock split-ups, merger or consolidation. The Committee may, in its sole and absolute discretion and on such terms and conditions as it deems appropriate, authorize the exercise of such options with respect to all shares covered thereby. Any option shall thereupon be deemed terminated, and simultaneously the Plan itself shall be deemed terminated.

10. METHOD OF EXERCISING THE OPTION. The Employee may exercise this Option by written notice to the Company, substantially in the form attached as Exhibit A hereto. Such notice shall state the Employee’s intention to exercise the Option and the number of shares in respect to which it is being exercised and shall be signed by the Employee or a legatee or personal representative of the Employee. Such notice shall be accompanied by payment of the full amount of the Option Price and instructions shall be given as to the manner in which the stock certificates shall be registered, i.e., in the name of an Employee or in the name of the Employee and a close relative jointly, with the right of survivorship, or in the name of the Employee’s legatee or personal representative. The Option Price shall be payable (a) in cash or its equivalent, (b) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value (as defined in the Plan) on the last trading day prior to the date of exercise equal to the total Option Price (provided that the shares of Common Stock which are tendered must have been held by the Employee for at least twelve (12) months prior to their tender to satisfy the Option Price), or (c) by a combination of any of the foregoing.

11. REQUIREMENTS OF LAW. If any law, regulation of the Securities and Exchange Commission, or any regulation of any other commission or agency having jurisdiction shall require the Company or the Employee to take any action with respect to the shares of Common Stock acquired by the exercise of this Option, then the date upon which the Company shall deliver or cause to be delivered the certificate or certificates for the shares of Common Stock shall be postponed until full compliance has been made with all such requirements or law or regulation. Further, at or before the time of the delivery of the shares with respect to which exercise of this Option has been made, the Employee shall deliver to the Company a written statement that the Employee intends to hold the shares, so acquired on exercise of this Option, for investment and not with a view to resale or other distribution thereof to the public. Further, in the event the Company shall determine that, in compliance with the Securities Act of 1933 or other applicable statute or regulation, it is necessary to register any of the shares of Common Stock with respect to which an exercise of this Option has been made, or to qualify any such shares for exemption for any of the requirements of the Securities Act of 1933 or other applicable statute or regulations, then the Company shall take such action at its own expense, but not until such action has been completed shall the Option shares be delivered to the Employee.

12. NO EFFECT ON EMPLOYMENT. Nothing herein shall be construed to limit or restrict the right of the Company or any of its subsidiaries to terminate an Employee’s employment at any time, with or without cause, or to increase or decrease the compensation of the Employee from the rate in existence at the time this Option is granted.

13. RESTRICTION ON RESALE. Whether or not the shares of Common Stock acquired upon exercise of an Option have been registered under the Securities Act of 1933, Employee may not sell, transfer, assign, gift, pledge or otherwise dispose of such shares for a one (1) year period commencing on the date of acquisition of such shares.

IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by an authorized officer, and the Employee has hereunto set hand and seal, all as of the day and year first above written.

Dover Motorsports, Inc.

By:

Employee

By:

SS #